SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36759	47-1758322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

108 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 315-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference is certain unaudited pro forma consolidated financial information for Walgreens Boots Alliance, Inc. (the “Company”) for the twelve months ended August 31, 2015 relating to the Company’s acquisition on December 31, 2014 of the remaining 55% of Alliance Boots GmbH that the Company did not previously own. This unaudited pro forma consolidated financial information provides a more detailed presentation of, and supersedes in its entirety, the unaudited pro forma consolidated financial information filed as Exhibit 99.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2015. This unaudited pro forma consolidated financial information includes adjustments to reconcile the historical financial statements of Alliance Boots GmbH prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS), to generally accepted accounting principles in the United States and to convert British pounds sterling amounts into U.S. dollars.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Unaudited Pro Forma Consolidated Financial Information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREENS BOOTS ALLIANCE, INC.

Date: December 16, 2015	By:	/s/ George R. Fairweather
	Title:	Executive Vice President and Global Chief Financial Officer